EXHIBIT 21.1



                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

                     Wholly-Owned Subsidiaries of Registrant
                               as of June 24, 1998

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N.E.T. APLA, Inc.................................      (State of Incorporation: Delaware)

N.E.T. China, Inc................................      (State of Incorporation: Delaware)

N.E.T. Credit Corporation........................      (State of Incorporation:  California)

N.E.T. Europe Ltd................................      (Incorporated Under the Laws of England)

N.E.T. Europe S.A................................      (Incorporated Under the Laws of France)

N.E.T. Federal, Inc..............................      (State of Incorporation: Delaware)

N.E.T. International, Inc........................      (Incorporated Under the Laws of Barbados)

N.E.T. Japan, Inc................................      (State of Incorporation: Delaware)

Network Equipment Technologies Europe GmbH.......      (Incorporated Under the Laws of Germany)
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